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Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form S-8 No. 333-
67055; Form S-8 No. 333-20229; and Form S-8 No. 333-58843)
of Vertex Industries, Inc. of our report dated January 10, 2000, with respect to the consolidated financial statements and schedule of Vertex Industries, Inc. as of September 30, 1999 and for the two months then ended, included in this Transition Report (Form 10-K) for the period ended September 30, 1999.

 /s/ Ernst & Young LLP

MetroPark, New Jersey
January 10, 2000